Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of March 10, 2017 (this “Amendment”), by and among MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. (f/k/a M/A-COM Technology Solutions Holdings, Inc.), a Delaware corporation (the “Borrower”), GOLDMAN SACHS BANK USA (“GS”), as administrative agent (in such capacity, the “Administrative Agent”) and the Revolving Credit Lenders under the Credit Agreement referred to below.

RECITALS:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of May 8, 2014 (as amended by (i) that certain Incremental Amendment thereto, dated as of February 13, 2015, (ii) that certain Incremental Term Loan Amendment thereto, dated as of August 31, 2016, and (iii) that certain Second Incremental Amendment, dated as of the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), among the Borrower, each Lender from time to time party thereto and GS as the Administrative Agent, the Collateral Agent, the Swing Line Lender and an L/C Issuer (capitalized terms used but not defined herein having the meanings provided in the Credit Agreement);

WHEREAS, the Borrower has also requested that certain amendments be made to the Credit Agreement, as set forth in Section 1 herein;

WHEREAS, subject to the terms and conditions of the Credit Agreement and this Amendment, the Revolving Credit Lenders are willing to consent to such amendments of the Credit Agreement pursuant to this Amendment; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Compliance Date” in its entirety to read as follows:

““Compliance Date” means the last day of any Test Period (commencing with the first full fiscal quarter of the Borrower ending after the Closing Date) if on such day the aggregate Outstanding Amount of any Revolving Credit Loans and L/C Obligations (other than with respect to (x) undrawn Letters of Credit in an amount not in excess of $5,000,000 and (y) Letters of Credit outstanding that have been Cash Collateralized in an amount not less than 103% of the stated amount in accordance with the requirements set forth in Section 2.03(g)), exceeds 35% of the aggregate Revolving Credit Commitments.”

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Defaulting Lender” in its entirety to read as follows:

““Defaulting Lender” means, subject to Section 2.19(f), any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans or any reimbursement amount required pursuant to clause (ii) of the third sentence of Section 2.02(b) required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder (or, in the case of Swing Line Loans, required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder), (b) has otherwise failed to pay over to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (c) has notified the Borrower, the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (d) has failed, within three (3) Business Days after written request by the Administrative Agent, any L/C Issuer or the Borrower, to confirm in writing to the Administrative Agent, such L/C Issuer or the Borrower, in a manner reasonably satisfactory to the Administrative Agent, such L/C Issuer or the Borrower, as applicable, that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent, such L/C Issuer and the Borrower) or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.”

(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Fourth Amendment Effective Date” means March 10, 2017.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(d) The proviso in Section 1.08(a) of the Credit Agreement is hereby amended to insert the text “(in the case of clause (i) below) or the Total Net Leverage Ratio (in the case of clause (ii) below)” after the text “Total Net First Lien Leverage Ratio”.

(e) The proviso in clause (i) of Section 2.19(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, and subject to Section 10.25, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender)”.

(f) Section 10 of the Credit Agreement is hereby amended by adding the following new Section 10.25 thereto:

“Section 10.25 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial

Institution and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

Section 2. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (such date, the “Fourth Amendment Effective Date”) upon satisfaction (or, with respect to Section 2(a)(ii) only, waiver by the Administrative Agent) of each of the following conditions:

(a) The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or copies in .pdf form by electronic mail (followed promptly by originals):

(i) the Borrower’s executed counterpart signature page to this Amendment;

(ii) each Guarantor’s executed counterpart signature page to the acknowledgment attached to this Amendment; and

(iii) an executed counterpart signature page by each of the Revolving Credit Lenders.

(b) Immediately before and immediately after giving effect to this Amendment, no Event of Default shall exist.

(c) Immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects.

(d) The Administrative Agent shall have received payment of all expenses required to be paid or reimbursed by any Loan Party under or in connection with this Amendment, including those expenses set forth in Section 9 hereof, in each case, to the extent invoiced in reasonable detail prior to the date hereof.

Other than the conditions set forth in this Section 2, there are no other conditions (express or implied) to the Fourth Amendment Effective Date.

Section 3. Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Revolving Credit Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4. Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5. Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 6. Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Reaffirmation.

(a) The Borrower hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Amendment, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party.

(b) Each Guarantor, by signing the acknowledgment attached to this Amendment, in its capacity as a Guarantor under the Guaranty to which it is a party, acknowledges and agrees that the guarantee contained in the Guaranty is, and shall remain, in full force and effect immediately after giving effect to this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Amendment, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party.

Section 8. Effect of Amendment; References to the Credit Agreement; Miscellaneous.

Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended by this Amendment (as applicable). All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Fourth Amendment Effective Date be deemed to refer to the Amended Credit Agreement, and, as used in the Amended Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Fourth Amendment Effective Date, the Amended Credit Agreement.

Section 9. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.04 of the Amended Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

[Amendment No. 4]

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:	/s/ Charles D. Johnston
Name	Charles D. Johnston
Title:	Authorized Signatory

[Amendment No. 4]

GOLDMAN SACHS BANK USA,
as a Revolving Credit Lender

By:	/s/ Charles D. Johnston
Name	Charles D. Johnston
Title:	Authorized Signatory

[Amendment No. 4]

BANK OF AMERICA, N.A.
as a Revolving Credit Lender

By:	/s/ Sanjay Rijhwani
Name	Sanjay Rijhwani
Title:	Managing Director

[Amendment No. 4]

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ Vanessa Kurbatskiy
Name:	Vanessa Kurbatskiy
Title:	Vice President

[Amendment No. 4]

MORGAN STANLEY SENIOR FUNDING, INC. as a Revolving Credit Lender

By:	/s/ Christopher Winthrop
Name:	Christopher Winthrop
Title:	Vice President

[Amendment No. 4]

CITIZENS BANK, N.A. as a Revolving Credit Lender

By:	/s/ Srbui Seferian, CFA
Name:	Srbui Seferian, CFA
Title:	Director

[Amendment No. 4]

Acknowledged and agreed with respect to Section 7(b) of the Amendment to which this acknowledgment is attached by:

MACOM TECHNOLOGY SOLUTIONS INC.

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

MINDSPEED TECHNOLOGIES, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

NITRONEX, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

[Amendment No. 4]

BINOPTICS, LLC

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

AEROFLEX / METELICS, INC.

By:	/s/ Robert McMullan
	Name:	Robert McMullan
	Title:	Chief Financial Officer

[Amendment No. 4]